AMENDMENT TO THE
AMENDED AND RESTATED KELLOGG COMPANY 2002 EMPLOYEE STOCK PURCHASE PLAN
(Effective January 1, 2021)

WHEREAS, Kellogg Company, a Delaware corporation (the “Company”), maintains the Amended and Restated Kellogg Company 2002 Employee Stock Purchase Plan (Effective January 1, 2021) (as may be amended from time to time, the “Plan”);

WHEREAS, pursuant to Section 17 of the Plan, the Compensation and Talent Management Committee of the Board of Directors of the Company (the “Committee”) may, at any time, or from time to time, amend or modify the Plan (excluding amendments (i) to increase or decrease the number of shares authorized for the Plan or (ii) that cause the Plan to fail to meet the applicable requirements of Section 423 of the Internal Revenue Code of 1986, as amended); and

WHEREAS, the Committee desires to amend the Plan to permit certain authorized officers of the Company to amend the Plan in their discretion, subject to the limitations set forth herein.

NOW, THEREFORE, pursuant to the power of amendment contained in Section 17 of the Plan, the Plan is hereby amended as follows, effective April 27, 2023:

1.Section 17 of the Plan is hereby deleted in its entirety and replaced with the following:

“Amendments to the Plan. The Committee (or the Chief Executive Officer or the Chief Human Resources Officer of the Company, or any other person as may be designated by the Chief Executive Officer of the Company (each, an “Authorized Officer”)) may, at any time, or from time to time, amend or modify the Plan; provided, however, that no amendment shall be made increasing or decreasing the number of shares authorized for the Plan (other than as provided in Section 14), and that, except to conform the Plan to the requirements of the Code, no amendment shall be made that would cause the Plan to fail to meet the applicable requirements of Code Section 423; provided, further, that no Authorized Officer may adopt an amendment to the Plan that would require shareholder approval under any federal, state or local securities, tax or other applicable laws, rules or regulations, the applicable rules of any stock exchange or quotation system on which Common Stock is listed or quoted or the applicable laws and rules of any foreign country or other jurisdiction where Options are granted.”

2. The Amendment is to be read and construed with the Plan as constituting one and the same agreement. Except as specifically modified herein, the Plan shall continue in full force and effect in accordance with all of the terms and conditions thereof.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer this 27th day of April, 2023.

KELLOGG COMPANY:

By: /s/ Melissa Howell
Name: Melissa Howell
Title: Chief Global Human Resources Officer

Signature Page to Amendment to Amended and Restated Kellogg Company 2002 Employee Stock Purchase Plan (Effective January 1, 2021)